Exhibit 99.1

ZIOPHARM Presents Safety and Preliminary Efficacy Data from Two
Phase I Studies of Indibulin at AACR Centennial Conference

Studies Demonstrate Indibulin is Well Tolerated and
Shows Early Activity in Several Tumor Types

Monterey, CA, July 23, 2008 - ZIOPHARM Oncology, Inc. (NASDAQ:ZIOP) announced today that it presented data from two Phase I studies of indibulin, the Company’s novel, orally administered, synthetic tubulin targeted agent, at the American Association for Cancer Research (AACR) Centennial Conference on Translational Cancer Medicine 2008: Cancer Clinical Trials and Personalized Medicine held in Monterey, California, July 20 to 23, 2008.

A total of 34 patients have been treated in the two Phase I studies (Phase I and Phase Ib), and safety, tolerability and early activity are being evaluated from varying doses and dose schedules. Study patients presented with sarcomas and a variety of carcinomas, including pancreatic, thyroid, ovarian, prostate and lung cancers. To date, 24 patients have received at least two cycles of therapy and are evaluable for efficacy using RECIST criteria. Of these, prolonged stable disease of greater than 4 months has been observed in 11 patients, with 3 of these patients reaching eight or more months to date. In addition, early PET scans have demonstrated 1 complete reduction in uptake, 6 with partial reduction in uptake, and 4 with increased uptake. Tumor responses measured by PET scan are generally referred to as metabolic responses, and usually correlate with treatment responses in cancer. The most common study drug-related toxicities reported were mild to moderate fatigue, nausea, diarrhea and anorexia. Unlike studies of other microtubule targeting agents, no neurotoxicity and minimal bone marrow suppression were observed.

“Early data suggests that indibulin is clearly active in a number of cancers, and maintains a toxicity profile that distinguishes it from other tubulin binding agents such as the taxanes and vinca alkaloids,” said Sant P. Chawla, M.D., Director, Sarcoma Oncology Center, Santa Monica, and a lead investigator of the study. “Notably, the common and serious side effects typically associated with this class of therapy have not been observed. We look forward to seeing indibulin developed in tumor specific studies.”

For more details on these trials please see www.clinicaltrials.gov.

About Indibulin

Indibulin is a novel synthetic anti-mitotic agent that binds to tubulin, destabilizes microtubule polymerization, arrests tumor cell growth at the G2/M phase and inhibits cell mobility and metastasis. Microtubules are well-established targets for anti-cancer drug development and tubulin-binding drugs such as taxanes and vinca alkaloids are currently widely used to treat cancer. Indibulin is orally available, lacks neurotoxicity and has efficacy in taxane refractory preclinical models.

About ZIOPHARM Oncology, Inc.

ZIOPHARM Oncology, Inc. is a biopharmaceutical company engaged in the development and commercialization of a diverse, risk-sensitive portfolio of in-licensed cancer drugs to address unmet medical needs. The Company applies new insights from molecular and cancer biology to understand the efficacy and safety limitations of approved and developmental cancer therapies and identifies proprietary and related molecules for better patient treatment. For more information, visit www.ziopharm.com.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements for ZIOPHARM Oncology, Inc. that involve risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurance that any of the Company's development efforts relating to its product candidates will be successful, or such product candidates will be successfully commercialized. Other risks that affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of the Company's product candidates, the risk that the results of clinical trials may not support the Company's claims, and risks related to the Company's ability to protect its intellectual property and its reliance on third parties to develop its product candidates. The Company assumes no obligation to update these forward-looking statements, except as required by law.

ZIOP-G

Contact:
Suzanne McKenna
ZIOPHARM Oncology, Inc.
(646) 214-0703
smckenna@ziopharm.com
or
Andrea Rabney
Argot Partners
(212) 600-1902
andrea@argotpartners.com